                                                  AMENDMENT No. 1
                                                      to the
                                               DECLARATION OF TRUST
                                                        of
                             OPPENHEIMER INSTITUTIONAL TREASURY PLUS MONEY MARKET FUND

         This  Amendment  No. 1 is made as of December  19, 2008,  to take effect as of the date of this  Amendment
No. 1, to the  Declaration  of Trust of  Oppenheimer  Institutional  Treasury Plus Money Market Fund (the "Trust"),
dated as of December 9, 2008 by the duly  authorized  individual  executing  this  Amendment No. 1 on behalf of the
Trustees of the Trust.

         WHEREAS, the Trustees  established  Oppenheimer  Institutional  Treasury Plus Money Market Fund as a trust fund under the laws of the  Commonwealth  of  Massachusetts  under a  Declaration  of Trust dated  December 9, 2008
("Declaration of Trust"); and

         WHEREAS,  the  Trustees,  acting  pursuant to Section 1 of ARTICLE  ELEVENTH of the  Declaration  of Trust
desire to make a permitted change to said Declaration of Trust without  shareholder  approval to change the name of the Trust from "Oppenheimer  Institutional Treasury Plus Money Market Fund" to "Oppenheimer  Institutional Treasury
Money Market Fund" and have  authorized  the  undersigned  officer and Trustee to execute this  Amendment  No. 1 on their behalf.

         NOW,  THEREFORE,  ARTICLE FIRST of the  Declaration  of Trust is amended by deleting  Section 1 of ARTICLE
FIRST and replacing it with the following:

                         Section 1. Name.  This Trust shall be known as "Oppenheimer  Institutional  Treasury Money
                         Market Fund" and the Trustees  shall  conduct the business of the Trust under that name or any other name as they may from time to time determine.

Acting pursuant to Section 1 of ARTICLE  ELEVENTH,  the undersigned  signs this Amendment No. 1 by and on behalf of the Trustees.

                                                                         /s/ Alice J. Stein
                                                                        Alice J. Stein
                                                                        President and Trustee